Contacts: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Kite Realty Group Trust Adam Chavers Director of Investor Relations (317) 713-5684 achavers@kiterealty.com

Kite Realty Group Trust Reports

First Quarter 2009 Results

Highlights

•	Funds From Operations (FFO) was $0.20 per diluted share for the first quarter of 2009
•	The Company partially repaid and extended $34 million of 2009 loan maturities for its Parkside Town Commons and Beacon Hill Shopping Center properties to 2011 and 2014, respectively
•	In April 2009, the Company financed its unencumbered Eastgate Pavilion property for $15.4 million and intends to use the proceeds to pay down its line of credit
•	Subsequent to March 31, 2009, the Company received commitments to extend or refinance an additional $35.5 million of its 2009 maturities
•	In April 2009, Wallace V. (“Bud”) Moll, Jr. joined the Company as Executive Vice President of Leasing

Indianapolis, Ind., May 7, 2009 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its first quarter ended March 31, 2009. Financial statements and exhibits attached to this release include results for the three months ended March 31, 2009 and March 31, 2008.

Financial and Operating Results

For the three months ended March 31, 2009, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $8.3 million for the Kite Portfolio, or $0.20 per diluted share, compared to $11.6 million, or $0.31 per diluted share, for the same period in the prior year. The decrease is largely due to the Company’s decision to reduce the volume of land and outlot sale transactions and the effects of the October 2008 equity offering. The Company’s allocable share of FFO was $6.7 million for the three months ended March 31, 2009 compared with the Company’s allocable share of $9.0 million for the same period in 2008.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the first quarter of 2009 was $30.4 million, down from $32.3 million for the same period in 2008. This decrease was primarily a result of the Company’s anticipated reduction in land and outlot sale transactions in light of current market conditions. The Company’s net income was $701 thousand for the first quarter of 2009 compared to net income of $2.7 million in the first quarter of 2008. This decline also reflects the reduction in land and outlot sales.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer said, “While the economic environment remains challenging, we continue to remain focused on successfully refinancing our maturing debt, enhancing our liquidity, managing our leverage levels and maintaining portfolio leasing percentages.”

Operating Portfolio

As of March 31, 2009, the Company owned interests in 51 retail operating properties totaling approximately 8.0 million square feet. The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 90.2% leased as of March 31, 2009, compared to 91.2% leased as of the end of the prior quarter. This decrease is primarily attributable to the termination of our leases with Circuit City following their recent bankruptcy liquidation.

In addition, the Company owns three commercial operating properties totaling 499,221 square feet. As of March 31, 2009, the owned net rentable area of the commercial operating portfolio was 97.2% leased, compared to 96.5% at the end of the prior quarter. For the combined retail and commercial operating portfolio, the leased percentage was 90.8% as of March 31, 2009, compared to 91.7% at the end of the prior quarter.

On a same property basis, the leased percentage of 47 total operating properties was 91.7% at March 31, 2009 and 90.9% at March 31, 2008. Same property net operating income for these properties decreased 2.5% in the first quarter of 2009 compared to the same period in the prior year. The leased percentage increased while minimum rental income declined as the Company continues to remain focused on maintaining occupancy levels in the current economy.

Development Activities

As of March 31, 2009, the Company owned interests in three retail properties in the current development pipeline that are expected to total approximately 674,000 square feet when completed. Approximately 368,000 square feet is anticipated to be owned directly by the Company or through various joint ventures. The remaining square footage will be owned by anchor tenants. The total estimated cost of these projects is approximately $91 million, of which approximately $60 million had been incurred as of March 31, 2009. The Company also has six properties under redevelopment representing a total of 538,000 square feet.

The Company has plans to reduce capital expenditures in the visible shadow pipeline by approximately $110 million by focusing on ground leasing or selling to end users as well as modifying the scope of the development projects.

Leasing Activities

On April 1, 2009, Bud Moll joined the Company as Executive Vice President of Leasing. Bud is responsible for management of the leasing department as well as establishing the leasing strategy for the operating portfolio and development and redevelopment pipelines. Bud was most recently a partner with Poag & McEwen, a prominent real estate company in Memphis, Tennessee, where he had served as Senior Vice President of Leasing since 2004. Prior to that, he spent 10 years as a top leasing representative with the Pyramid Companies.

During the first quarter of 2009, the Company executed seven new leases for approximately 20,000 square feet of GLA in our operating retail portfolio. These leases represent a 4.6% positive rent spread. In addition, a total of 10 leases for 19,500 square feet were renewed at rental rates approximately 2.2% above previous rents.

The Company is currently negotiating 26 leases with tenants for a total of approximately 102,000 square feet. In addition, the Company has executed letters of intent for two of the three spaces formerly occupied by Circuit City prior to its bankruptcy and liquidation.

Distributions

On February 17, 2009, the Board of Trustees declared a quarterly cash distribution of $0.1525 per common share for the quarter ended March 31, 2009 to shareholders of record as of April 7, 2009. This distribution was paid on April 17, 2009. The Board of Trustees is continuing to evaluate current economic and market conditions and intends to declare a quarterly cash distribution for the quarter ending June 30, 2009 later in the second quarter.

Financing Activities

The Company completed two loan extensions during the first quarter. The loan on its unconsolidated Parkside Town Commons development property was extended two years to 2011 at a rate of LIBOR plus 300 basis points. The loan was partially repaid at closing and the Company’s share of the repayment and remaining loan balance were approximately $8.8 million and $13.5 million, respectively.

The Company extended the loan on its Beacon Hill Shopping Center operating property for five years to 2014 at a rate of LIBOR plus 125 basis points. At closing, the Company paid down the balance of the loan by approximately $3.5 million to $8.4 million.

Subsequent to March 31, 2009, the Company received commitments to extend or refinance an additional $35.5 million of its 2009 maturities, resulting in remaining 2009 maturities of $39.3 million.

During the quarter, the Company executed two interest rate hedges for a total notional amount of $39.7 million and a blended fixed rate of 4.4 percent.

On May 5, the Company placed a three-year $15.4 million loan with an additional one year extension on its Eastgate Pavilion property and intends to use the proceeds to pay down its line of credit. The loan bears interest at a rate of LIBOR plus 295 basis points and was immediately hedged at a fixed rate of 4.84%.

Earnings Guidance

The Company is revising its earnings and FFO guidance for the year ending December 31, 2009 in the range of $0.83 to $0.93 per diluted common share. The upper end of the guidance range was lowered primarily to reflect reduced expectations from transactional income and construction and services net margin. Following is a reconciliation of the calculation of net income per common share to FFO per share:

Guidance Range for 2009	Low	High

Diluted net income per share	$0.10	$0.17
Redeemable noncontrolling interests in Operating Partnership	0.02	0.05
Depreciation and amortization of consolidated entities	0.70	0.70
Depreciation and amortization of unconsolidated entities	0.01	0.01

Diluted FFO per share	$0.83	$0.93

Earnings Conference Call

Management will host a conference call on Friday, May 8, 2009 at 11:00 a.m. EDT to discuss financial results for the quarter ended March 31, 2009. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (888) 713-4211 for domestic callers and (617) 213-4864 for international callers (passcode 66008319). In addition, a telephonic replay of the call will be available until August 8, 2009. The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 32194647).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development and redevelopment, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.

Safe Harbor

Certain statements in the document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of the current recession and governmental action and policies;  financing risks, including accessing capital on acceptable terms; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; other factors affecting the real estate industry generally. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which discusses these and other factors that could adversely affect the Company’s results. Except as otherwise required by the federal securities laws, the Company assumes no liability to update the information in this press release.

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Kite Realty Group Trust

Consolidated Balance Sheets

	March 31, 2009	December 31, 2008

	(Unaudited)
Assets:
Investment properties, at cost:
Land	$228,369,439	$227,781,452
Land held for development	23,074,389	25,431,845
Buildings and improvements	698,951,428	690,161,336
Furniture, equipment and other	5,041,033	5,024,696
Construction in progress	195,067,908	191,106,309

	1,150,504,197	1,139,505,638
Less: accumulated depreciation	(110,516,127)	(104,051,695)

	1,039,988,070	1,035,453,943
Cash and cash equivalents	9,980,536	9,917,875
Tenant receivables, including accrued straight-line rent of $7,558,214 and $7,221,882, respectively, net of allowance for uncollectible accounts	16,220,967	17,776,282
Other receivables	8,733,645	10,357,679
Investments in unconsolidated entities, at equity	11,090,328	1,902,473
Escrow deposits	12,309,338	11,316,728
Deferred costs, net	20,906,587	21,167,288
Prepaid and other assets	4,585,162	4,159,638

Total Assets	$1,123,814,633	$1,112,051,906

Liabilities and Equity:
Mortgage and other indebtedness	$704,676,288	$677,661,466
Accounts payable and accrued expenses	43,038,827	53,144,015
Deferred revenue and other liabilities	24,498,750	24,594,794

Total Liabilities	772,213,865	755,400,275
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	66,312,906	67,276,904
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized 34,187,241 shares and 34,181,179 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	341,872	341,812
Additional paid in capital and other	343,825,990	343,631,595
Accumulated other comprehensive loss	(7,504,706)	(7,739,154)
Accumulated deficit	(55,788,074)	(51,276,059)

Total Kite Realty Group Trust Shareholders’ Equity	280,875,082	284,958,194
Noncontrolling Interests	4,412,780	4,416,533

Total Equity	285,287,862	289,374,727

Total Liabilities and Equity	$1,123,814,633	$1,112,051,906

Kite Realty Group Trust

Consolidated Statements of Operations

For the Three Months Ended March 31, 2009 and 2008

(Unaudited)

	Three Months Ended March 31,

	2009	2008

Revenue:
Minimum rent	$17,985,844	$17,884,128
Tenant reimbursements	4,695,681	5,018,938
Other property related revenue	1,588,108	5,157,085
Construction and service fee revenue	6,148,995	4,288,522

Total revenue	30,418,628	32,348,673
Expenses:
Property operating	5,590,600	4,361,771
Real estate taxes	2,793,765	3,054,349
Cost of construction and services	5,559,316	3,764,234
General, administrative, and other	1,343,470	1,709,950
Depreciation and amortization	7,511,438	8,028,663

Total expenses	22,798,589	20,918,967

Operating income	7,620,039	11,429,706
Interest expense	(6,776,508)	(7,253,566)
Income tax expense of taxable REIT subsidiary	(37,952)	(1,153,228)
Other income	48,899	65,232
Income from unconsolidated entities	31,500	61,174

Income from continuing operations	885,978	3,149,318
Income from discontinued operations	—	330,823

Consolidated net income	885,978	3,480,141
Net income attributable to noncontrolling interests	(184,736)	(772,842)

Net income attributable to Kite Realty Group Trust	$701,242	$2,707,299

Income per common share – basic & diluted
Income from continuing operations attributable to Kite Realty Group Trust common shareholders	$0.02	$0.08
Income from discontinued operations attributable to Kite Realty Group Trust common shareholders	—	0.01

Net income attributable to Kite Realty Group Trust common shareholders	$0.02	$0.09

Weighted average common shares outstanding - basic	34,184,305	29,028,953

Weighted average common shares outstanding - diluted	34,220,160	29,059,809

Dividends declared per common share	$0.1525	$0.2050

Net income attributable to Kite Realty Group Trust common shareholders:
Income from continuing operations	$701,242	$2,450,250
Discontinued operations	—	257,049

Net income attributable to Kite Realty Group Trust	$701,242	$2,707,299

Kite Realty Group Trust

Funds From Operations

For the Three Months Ended March 31, 2009 and 2008

(Unaudited)

	Three Months Ended March 31,

	2009	2008

Consolidated net income	$885,978	$3,480,141
Deduct net (income) loss attributable to noncontrolling interests in properties	(20,247)	4,156
Add depreciation and amortization of consolidated entities, net of noncontrolling interests in properties	7,380,243	7,983,114
Add depreciation and amortization of unconsolidated entities	52,136	101,057

Funds From Operations of the Kite Portfolio[1]	8,298,110	11,568,468
Deduct redeemable noncontrolling interests in Funds From Operations	(1,576,641)	(2,579,768)

Funds From Operations allocable to the Company[1]	$6,721,469	$8,988,700

Basic FFO per share of the Kite Portfolio	$0.20	$0.31

Diluted FFO per share of the Kite Portfolio	$0.20	$0.31

Basic weighted average Common Shares outstanding	34,184,305	29,028,953

Diluted weighted average Common Shares outstanding	34,220,160	29,059,809

Basic weighted average Common Shares and Units outstanding	42,236,784	37,367,201

Diluted weighted average Common Shares and Units outstanding	42,272,639	37,398,057

____________________
1

“Funds From Operations of the Kite Portfolio” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.